Exhibit 1.1

                              ACQUISITION AGREEMENT

                       Re:    Talent Bridge International LLC
                              Talent Bridge International Inc.
                              Bookedbyus.com Ltd.
                              Monarch Software Inc.

This agreement, dated for reference January 12, 2000, is made among OnLine Production Services Inc., a Nevada company having an office a Suite 207, 2323 Boundary Road, Vancouver BC, V5M 4V8 and a fax number of 604 205 5134 ("ONPS"), Michael Scott Edwards ("Edwards"), Talent Bridge International LLC, a Nevada Corporation ("TBI"), Talent Bridge International Inc., a British Columbia company ("TBI-BC"), Bookedbyus.com Ltd. a Bermuda corporation ("BBU") and Monarch Software Inc., a British Columbia company ("Monarch") all having an office at 2569 West 5th Avenue, Vancouver, BC V6K 1S9 and a fax number of 604 205 5134.

Whereas the Edwards has agreed to transfer all of his interest in TBI, TBI-BC, BBU and Monarch to ONPS and to become a director and the Chief Executive Officer of ONPS, for valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties agree as follows:

                                 Interpretation

     1. The definitions and recitals set out above form part of this agreement.

     2.   In this agreement:

          a.   "Closing means January 19, 2001; and

          b. "Edwards' Interest" means legal and beneficial title to all of the issued and outstanding shares in TBI, TBI-BC, BBU and Monarch.

                              Terms and Conditions

     3. Edwards will transfer Edwards' Interest to ONPS at Closing so that TBI, TBI-BC, BBU and Monarch each become wholly owned subsidiaries of ONPS as of the Closing Date.

     4. As consideration for the transfer of Edwards' Interest, ONPS will issue to Edwards as soon as practicable after the Closing 13,004,677 Class A Common Stock shares of ONPS (the "Acquisition Shares"). The Acquisition Shares will issued as directed by Edwards and will be subject to Rule 144 of the Securities Act of 1933 (United States).

     5. Each of TBI, TBI-BC, BBU and Monarch consent to the transfer of Edwards' Interest to ONPS.

                         Representations and Warranties

     6.   Edwards represents and warrants that:


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          a.   He owns the Edwards' Interest free and clear of any claim or potential claim of any person;

          b. Edwards does not have any right to acquire additional interests in any of TBI, TBI-BC, BBU or Monarch other than certain debts owing by TBI, TBI-BC, BBU and Monarch to Edwards.

     7.   In respect of TBI, Edwards represents and warrants that:

          a. It is a limited liability company formed and in good standing under the laws of the State of Nevada;

          b. Edwards' Interest is fully paid and non-assessable and represents all of the issued and outstanding capital of TBI;

          c. It has granted no person any right or option to acquire any additional shares in TBI and has no agreements to grant any such rights or options;

          d. It has the legal capacity and authority to enter into and perform its obligations under this agreement;

          e. It has incurred no liabilities and has not entered into any agreements or contracts other than in the ordinary course of business and as previously disclosed to ONPS; and

          f. There are no claims or litigation against it nor is it aware of any pending or threatened claims or litigation against it.

     8.   In respect of TBI-BC, Edwards represents and warrants that:

          a. It is a company formed and in good standing under the laws of the Province of British Columbia;

          b. Edwards' Interest is fully paid and non-assessable and represents all of the issued and outstanding capital of TBI-BC;

          c. It has granted no person any right or option to acquire any additional shares in TBI-BC and has no agreements to grant any such rights or options;

          d. It has the legal capacity and authority to enter into and perform its obligations under this agreement;

          e. It has incurred no liabilities and has not entered into any agreements or contracts other than in the ordinary course of business and as previously disclosed to ONPS; and

          f. There are no claims or litigation against it nor is it aware of any pending or threatened claims or litigation against it.

     9.   In respect of BBU, Edwards represents and warrants that:

          a. It is a corporation formed and in good standing under the laws of Bermuda;

          b. Edwards' Interest is fully paid and non-assessable and represents all of the issued and outstanding capital of BBU;

          c. It has granted no person any right or option to acquire any additional shares in BBU and has no agreements to grant any such rights or options;

          d. It has the legal capacity and authority to enter into and perform its obligations under this agreement;

          e. It has incurred no liabilities and has not entered into any agreements or contracts other than in the ordinary course of business and as previously disclosed to ONPS; and


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          f.   There are no claims or litigation against it nor is it aware of any pending or threatened claims or litigation against it.

     10.  In respect of Monarch, Edwards represents and warrants that:

          a. It is a company formed and in good standing under the laws of the Province of British Columbia;

          b. Edwards' Interest is fully paid and non-assessable and represents all of the issued and outstanding capital of Monarch;

          c. It has granted no person any right or option to acquire any additional shares in Monarch and has no agreements to grant any such rights or options;

          d. It has the legal capacity and authority to enter into and perform its obligations under this agreement;

          e. It has incurred no liabilities and has not entered into any agreements or contracts other than in the ordinary course of business and as previously disclosed to ONPS; and

          f. There are no claims or litigation against it nor is it aware of any pending or threatened claims or litigation against it.

     11. ONPS represents and warrants that it has the full right, power and authority to enter into and has taken all actions necessary to complete this agreement on the terms and conditions contained herein and to issue the Acquisition Shares.

                                Other Provisions

     12. This agreement and the transfers contemplated herein are subject to the parties conducting satisfactory due diligence and obtaining all required approvals, if any prior to the Closing Date.

     13. Each of Edwards, TBI, TBI-BC, BBU, Monarch and ONPS acknowledge that this agreement was prepared by an independent source as a matter of convenience and that no advice was given to or sought by any of the parties hereto and that the parties have given each other adequate time to review and consider this agreement and to consult with and obtain independent legal advice and that they are each satisfied with all terms and conditions of this agreement.

     14.  Time is of the essence in this agreement.

     15. Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this agreement.

     16. This agreement is governed by the laws of the Province of British Columbia and the laws of Canada applicable therein and must be litigated in a British Columbia court of law.

     17. Any notice to be given or delivered under this agreement must be given in writing and delivered by hand or transmitted by telecopier to the address of fax number of the party to whom notice is given as set out on page one of this agreement and is deemed to have been received when it is delivered by hand or transmitted by telecopier unless the delivery or transmission is made after 4:00 pm or on a non-business day, in which case it is deemed to have been received the following business day. Any delivery of a thing


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          other than a written notice must be delivered by hand to the receiving party's address as set out on page one of this agreement.

     18. This agreement or any part, right or obligation contained therein may assigned to any other party.

     19. Any and all amendments to this agreement shall be in writing and executed by all parties.

     20. This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assigns.

     21. If any provision of this agreement is deemed to be illegal or unenforceable under any law, then such offending provision shall be severed from this agreement and the remainder of the agreement shall continue in full force and effect.

     22. This agreement may be executed in counterparts and delivered by Telecopier, and all counterparts taken together are deemed to be a single original document.


Dated the __ day of January 2001.


OnLine Production Services Inc.              Talent Bridge International LLC


Per:   /s/ Aerock Fox                        Per:   /s/ Mike Edwards
    ------------------------------               ------------------------------
       Authorized Signatory                         Authorized Signatory


                                             Bookedbyus.com Ltd.


        /s/ Mike Edwards                     Per:   /s/ Mike Edwards
    ------------------------------               ------------------------------
        Michael Scott Edwards                Authorized Signatory


                                             Monarch Software Inc.


                                             Per:   /s/ Mike Edwards
                                                 ------------------------------
                                                    Authorized Signatory

                                             Talent Bridge International Inc.


                                             Per:   /s/Mike Edwards
                                                 ------------------------------
                                                    Authorized Signatory